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                                                                    Exhibit 2.2

                             AMENDMENT NO. 1 TO THE
                            ASSET PURCHASE AGREEMENT

                 THIS AMENDMENT NO. 1 to the ASSET PURCHASE AGREEMENT, dated as of January 6, 1997 (the "Amendment"), is made by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), WORD, INCORPORATED, a Delaware corporation ("Word"), WORD DIRECT PARTNERS, L.P., a Texas limited partnership ("Word Direct")(Nelson, Word and Word Direct are each sometimes referred to as a "Seller" and collectively as the "Sellers") and GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation ("Buyer").

                 WHEREAS, the Sellers and Buyer are parties to an Asset Purchase Agreement, made as of November 21, 1996 (the "Asset Purchase Agreement"), pursuant to which the Sellers have agreed to sell, and Buyer, directly and through one or more subsidiaries, has agreed to purchase from Sellers substantially all of the assets and Buyer, directly and through one or more subsidiaries, has agreed to assume certain of the liabilities associated with the Music Business (as defined in the Asset Purchase Agreement); and

                 WHEREAS, the parties hereto desire to amend the Asset Purchase Agreement;

                 NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, the parties hereto agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

                 SECTION 1.01 DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Asset Purchase Agreement.

                                   ARTICLE 2.
                                   AMENDMENTS

                 SECTION 2.01 EXCLUSION OF THE RECEIVABLES OF WORD COMMUNICATIONS, LTD.; INCLUSION OF ALL WORD U.K. RECEIVABLES.

                          (a)  The Subsidiary Asset Purchase Agreement, dated
as of November 21, 1996 (the "Canadian Agreement"), to be executed by Word Canada and Word Entertainment (Canada), Inc., a Yukon corporation ("Canadian Foreign Buyer") pursuant to Section 7.5(b) of the Asset Purchase Agreement,


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provides that Word Canada will not sell, transfer or assign to the Canadian
Foreign Buyer any of the Receivables payable to Word Canada as of the Closing Date (the "Word Canada Receivables"). In furtherance of the foregoing, Section 1.1(v) of the Asset Purchase Agreement is amended in its entirety to read as follows:

                                  "(v)  "Excluded Assets" means (i) any and all
         assets, properties, rights and business of every kind and description, wherever located, whether tangible or intangible, personal or mixed, owned in whole or in part by any Seller or in which any Seller has any interest and relating primarily to the operation of any business of Sellers other than the Music Business; (ii) the corporate seal, articles of incorporation, minute books and stock books of Sellers and the Subsidiaries; (iii) the rights of Sellers under this Agreement;
         (iv) proceeds from the Actions listed on Schedule 5.11 attached hereto; (v) stock and equity interests in the Subsidiaries and any other Affiliates; (vi) any right, title or interest in or to any of the rights, properties and assets of Sellers relating to the Music
         Business which are listed on Schedule 1.1(v); (vii) all of Sellers' rights in and to the trademark logos and designs set forth on Schedule 1.1(v); (viii) the Commingled Receivables; (ix) real property owned by Sellers wherever located; and (x) any and all of the Word Canada Receivables and related reserves maintained by Sellers on their financial statements in respect thereof."

                          (b)  The Subsidiary Asset Purchase Agreement, dated
as of January 6, 1997 (the "U.K. Agreement"), to be executed by Word U.K. and Word Entertainment, Ltd. (the "U.K. Foreign Buyer"), provides that the U.K. Foreign Buyer shall purchase all of Word U.K.'s right, title and interest in and to all accounts and notes receivable of Word U.K., whether or not related to the Music Business. In furtherance of the foregoing, the following sentence shall be added at the end of Section 1.1(f) of the Asset Purchase Agreement:

         "In addition, 'Assets' shall include all of Word U.K.'s right, title and interest in and to all accounts and notes receivable, whether or not related to the Music Business, and all rights to returned products in respect thereof."

                 SECTION 2.02 PURCHASE PRICE.

                          (a)  Intercompany payables in an amount equal to
$6,314,000 were included in the Interim Statement of


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Assets and Liabilities.  The parties hereto hereby amend Section 2.2 of the
Asset Purchase Agreement so that intercompany payables are not Assumed Liabilities. As a result of the exclusion of the Word Canada Receivables from the Assets, the cash portion of the Purchase Price in Section 3.1 of the Asset Purchase Agreement is hereby reduced by $2,274,000, and as a result of the exclusion of the intercompany payables from the Assumed Liabilities, the cash portion of the Purchase Price is increased by $6,314,000, for a net Purchase Price of $114,040,000, subject to adjustment in accordance with Article 3 of the Asset Purchase Agreement.

                          (b)  The Word Canada Receivables and related reserves
and any intercompany payables shall be excluded from each of the Estimated Closing Statement, the Preliminary Post-Closing Statement and the Definitive Post-Closing Statement.

                          (c)  Pursuant to Section 14.4 and the Estimated
Closing Statement, the parties have agreed to allocate the cash portion of the Purchase Price in accordance with Exhibit A attached hereto.

                 SECTION 2.03 POST-CLOSING ADJUSTMENT: SEVERANCE LIABILITY; SUBSIDIARY ASSET PURCHASE AGREEMENTS.

                          (a)  The parties hereto agree and confirm that Buyer
and each Foreign Buyer will, on the Closing Date, hire the employees of Sellers in accordance with the terms and conditions of the Asset Purchase Agreement and the Subsidiary Asset Purchase Agreements. If, prior to the 150th day after the Closing Date, Buyer terminates any or all of the employees that had been employed by Sellers in the United States prior to the Closing Date (such employees hereinafter referred to as the "Designated Employees"), Buyer shall promptly deliver notice to Nelson of such determination, and any liability of Buyer for termination of any Designated Employees, whether arising by law, rule, regulation, court order or contract, express or implied, whether in respect of severance for years of service, redundancy, penalty, pension or otherwise, shall be included on the Definitive Post-Closing Statement as an Assumed Liability as of the Closing Date for purposes of determining adjustments pursuant to Section 3.6 of the Asset Purchase Agreement; provided, however, that there shall be excluded from Assumed Liabilities (i) any liability in respect of Designated Employees for accrued and unpaid payroll or benefits after the Closing Date, (ii) any liability which arises under applicable law out of the conduct of Buyer after the Closing Date and (iii) any liabilities which arise under Buyer's employee benefit plans. Buyer shall give





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Sellers and any Designated Employee seventy-five (75) days prior notice of termination of such Designated Employee if Buyer or Sellers are required to do so by law.

                          (b)  The assets and liabilities of Word Canada and
Word U.K. are reflected on the Interim Statement of Assets and Liabilities in
Schedule 5.5 to the Asset Purchase Agreement. The parties acknowledge that, notwithstanding the existence of the Subsidiary Asset Purchase Agreements, the Estimated Closing Statement, the Preliminary Post-Closing Statement and the Definitive Post-Closing Statement will include the assets and liabilities of Word Canada and Word U.K. transferred to the Foreign Buyers in the same manner as in the Interim Statement of Assets and Liabilities.

                          (c)  Pursuant to the Canadian Agreement, the Canadian
Foreign Buyer is agreeing to collect the Word Canada Receivables on behalf of and as agent for Word Canada. Pursuant to the Canadian Agreement, the Canadian Foreign Buyer is required to remit proceeds of Word Canada Receivables to Word Canada on a periodic basis, less the amount of actual returns of products credited to customers' accounts in respect of such applicable Word Canada Receivables ("Word Canada Returns"). The parties hereto agree that, for purposes of determining adjustments pursuant to Section 3.6 of the Asset Purchase Agreement, (i) to the extent the Canadian Foreign Buyer's collections in respect of Word Canada Receivables are exceeded by amounts remitted to Word Canada pursuant to the Canadian Agreement, such excess sum, stated in United States Dollars, shall be included on the Definitive Post-Closing Statement as an Assumed Liability as of the Closing Date, (ii) to the extent the Canadian Foreign Buyer's collections in respect of Word Canada Receivables exceed the amounts remitted to Word Canada pursuant to the Canadian Agreement, such excess sum, stated in United States Dollars, shall be applied on the Definitive Post-Closing Statement to reduce the Assumed Liabilities as of the Closing Date, and (iii) any reduction in royalty liabilities as a result of returns of Music Business inventory related to Word Canada Receivables shall be applied on the Definitive Post-Closing Statement to reduce the Assumed Liabilities as of the Closing Date. Buyer shall cause the Canadian Foreign Buyer to deliver regular accountings of collections, credits and related matters relating to the Word Canada Receivables in such form and frequency as Sellers may reasonably request.

                 SECTION 2.04 INDEMNIFICATION.  The introductory paragraph of
Section 11.1 and Section 11.1(a) are hereby amended in their entirety to read as follows:





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                 "11.1    Indemnification by Sellers.  Subject to the
                 limitations of this Article 11, Sellers hereby jointly and severally agree to defend, indemnify and hold harmless Buyer and each Foreign Buyer, and shall reimburse Buyer and each Foreign Buyer for, from and against each claim, loss, Liability, cost and expense (including reasonable attorneys' fees) (collectively "Losses") resulting or arising out of:

                                  (a) any untrue representation,
                          misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of any Seller contained herein or in any Subsidiary Asset Purchase Agreement, or in any Schedule or Exhibit hereto or thereto or any certificate required to be delivered pursuant hereto or thereto, except to the extent indemnification therefor is expressly waived in writing by Buyer;"

                 Additionally, Section 11.2 is hereby amended in its entirety to read as follows:

                 "11.2 Indemnification by Buyer. Buyer hereby agrees to defend, indemnify and hold harmless Sellers, and shall reimburse Sellers for, from and against Losses resulting from or arising out of:

                                  (a) any untrue representation,
                          misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by Buyer or any Foreign Buyer contained herein or in the Subsidiary Asset Purchase Agreements or in any certificate, document or instrument delivered to Sellers pursuant hereto or thereto, except to the extent indemnification therefor is expressly waived in writing by any Seller;

                                  (b) Buyer's or any Foreign Buyer's failure
                          to pay, perform or discharge any Assumed Liability;
                          and

                                  (c) any other Loss incidental to the
                          foregoing."

                 SECTION 2.05 THIRD PARTY BENEFICIARIES. The parties hereto agree that Section 14.11 of the Asset Purchase Agreement is hereby amended in its entirety to read as follows:





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                 "14.11   Third Party Beneficiaries.  This Agreement is
                 intended and agreed to be solely for the benefit of Sellers, Buyer and all Affiliates thereof, including, without limitation, any Affiliate of Buyer who conducts the Music Business or owns all or any part of any of the Assets, or assumes any of the Assumed Liabilities, whether domestic or foreign, and whether or not subject to a Subsidiary Asset Purchase Agreement, and except as aforesaid, no other party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement."


                 SECTION 2.06 DISTRIBUTION AGREEMENT. On the Closing Date the parties hereto intend that Nelson will enter an agreement with each Foreign Buyer engaging such Foreign Buyer as its agent for distribution of literary works (the "Distribution Agreements"). None of the activities of either Foreign Buyer permitted under either Distribution Agreement shall constitute a violation of Buyer's agreements in Section 13.2 of the Asset Purchase Agreement.

                 SECTION 2.07 NONCOMPETE. The parties hereto agree that the unenforceability of any provision of Article 13 under the laws of any foreign country shall not limit the right of either party hereto to enforce any provision of the Asset Purchase Agreement, whether or not it relates to actions by either party or its Affiliates in such foreign country.

                 SECTION 2.08 CERTAIN WAIVERS. Notwithstanding the provisions of the Asset Purchase Agreement, Buyer hereby agrees to waive fulfillment of the following solely as conditions to Buyer's obligations pursuant to Article 9 of the Asset Purchase Agreement:

                          (a)  Compliance with Section 5.4, No Violation,
and Section 7.9, Consents Under Agreements, is hereby waived with respect to consents required pursuant to contracts with the following parties:

                                  (i)    parties listed on Schedules 1.1(a),
1.1(d), 1.1(g), 1.1(r), 1.1(s), 1.1(ba), 1.1(bc), 5.18 and 7.9 which have not submitted consents;

                                  (ii)   parties to contracts for the lease
of vehicles which are being assumed by Buyer;

                                  (iii)  parties to I/P Contracts; and


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                                  (iv)   parties to Assumed Contracts to
which Word U.K. or Word Canada is also a party.

                          (b)   Compliance with Section 7.3, Government
Consents and Approvals, is hereby waived with respect to filings required under the Investment Canada Act, the Competition Act, and the U.K. Fair Trading Act.

                          (c)   Compliance with Section 7.1, Conduct of
Business Pending the Closing and Section 5.20, No Changes, is hereby waived with respect to the lease extension for the premises at 7720 Alderbridge Way, Richmond, British Columbia dated December 23, 1996.

Notwithstanding the provisions of the Asset Purchase Agreement, Sellers' failure to comply with the provisions of the Asset Purchase Agreement described in clauses (b) and (c) hereof (but not the provisions of clause (a) hereof) shall not constitute a breach of any of Sellers' representations, warranties or covenants for purposes of claims of indemnification pursuant to Article 11 of the Asset Purchase Agreement.

                                   ARTICLE 3.
                                 MISCELLANEOUS

                 SECTION 3.01 REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants as to itself that: (a) the Amendment has been duly authorized by all necessary corporate, shareholder and member action, (b) the Amendment has been duly executed and delivered by such party and constitutes a valid and legally binding obligation of such party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, and (c) the execution, delivery and performance by such party of the Amendment does not violate in any material respect any agreement, instrument or obligation to which such party is a party or any law, rule or regulation applicable to the party.

                 SECTION 3.02 RATIFICATION. The parties hereby ratify, confirm and approve the Asset Purchase Agreement, as amended by this Amendment.

                 SECTION 3.03 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original by the party or parties executing such counterpart, and all such counterparts taken together shall constitute one and the same agreement.





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                     [THIS SPACE INTENTIONALLY LEFT BLANK]





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                 IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                             BUYER:

                             GAYLORD ENTERTAINMENT COMPANY



                             By: /s/ Terry E. London
                                ----------------------------------------------
                             Title: Chief Financial and Administrative Officer
                                    ------------------------------------------


                             SELLERS:

                             THOMAS NELSON, INC.



                             By: /s/ Joe L. Powers
                                ------------------------------------------
                             Title: Executive Vice President and Secretary
                                   ---------------------------------------


                             WORD, INCORPORATED



                             By: /s/ Joe L. Powers
                                ------------------------------------------
                             Title: Executive Vice President and Secretary
                                   ---------------------------------------


                             WORD DIRECT PARTNERS, L.P.
                             By Word Direct, Inc., as general partner



                             By: /s/ Joe L. Powers
                                ------------------------------------------
                             Title: Treasurer and Secretary
                                   ---------------------------------------